Exhibit 3
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
REMOTE KNOWLEDGE, INC.
Remote Knowledge, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify that:
1. The present name of the corporation is Remote Knowledge, Inc. The Certificate of Incorporation of the corporation was filed with the Delaware Secretary of State on July 9, 2003.
2. At a meeting of the Board of Directors of Remote Knowledge, Inc., resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation and declaring said amendments to be advisable and calling a meeting of the shareholders of the corporation. The resolutions setting forth the proposed amendments are as follows:
RESOLVED, that he first sentence of Article IV, Section 4.1 of Remote Knowledge, Inc.’s Certificate of Incorporation is amended to read as follows:
“The aggregate number of shares which this corporation shall have the authority to issue is 150,000,000 shares, with a par value of $.001, which shares shall be designated common stock.”
RESOLVED, that the amendments to the designation of rights and preferences of the Series A Convertible Preferred shares eliminating all antidilution provisions regarding the sale after the Purchase Date of the Series A Convertible Preferences shares at a price that is less than the $.75 conversion price and adding rights to participate in a follow on offering deemed dilutive to the Series A Preferred are hereby approved.
RESOLVED, that the amendments to the designation of rights and preferences of the Series B Convertible Preferred shares eliminating all antidilution provisions regarding the sale after the Purchase Date of the Series B Convertible Preferences shares at a price that is less than the $.75 conversion price and adding rights to participate in a follow on offering deemed dilutive to the Series A Preferred are hereby approved.
RESOLVED, that the amendment to the designation of rights and preferences of the Series B Convertible Preferred shares to increase the total number of authorized shares of the Series B Convertible Preferred shares from 13,000 to 20,000 is hereby approved.
3. Thereafter, pursuant to resolution of its Board of Directors, a special meeting of the shareholders of Remote Knowledge, Inc. was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.
4. The Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
5. The Certificate of Incorporation of the Company is amended and restated in its entirety as follows:
ARTICLE I
NAME
The name of the corporation shall be Remote Knowledge, Inc.

ARTICLE II
PERIOD OF DURATION
The corporation shall exist perpetually unless dissolved according to law.
ARTICLE III
PURPOSE
The purpose for which the corporation is organized is to transact any lawful business or businesses for which corporations may be incorporated pursuant to the Delaware General Corporation Law.
ARTICLE IV
4.1 Capital
The aggregate number of shares which this corporation shall have the authority to issue is 150,000,000 shares, with a par value of $.001, which shares shall be designated common stock. No share shall be issued until it has been paid for, and it shall thereafter be nonassessable. The corporation shall also have the authority to issue 10,000,000 shares of voting preferred stock with a par value of $.001. The preferred stock of the corporation shall be issued in one or more series as may be determined from time to time by the Board of Directors. In establishing a series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares in a series shall be alike. Each series may vary in the following respects: (1) the rate of the dividend; (2) the price and the terms and conditions on which shares shall be redeemed; (3) the amount payable upon shares in the event of involuntary liquidation; (4) the amount payable upon shares in the event of voluntary liquidation; (5) sinking fund provisions for the redemption of shares; (6) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion; and (7) voting powers.
4.2 Designation of Rights and Preferences of Series A Convertible Preferred Stock
The Board of Directors of the Corporation designates and creates a total of Fifteen Thousand (15,000) shares of “Series A Convertible Preferred Stock” from the authorized but unissued preferred stock of the Corporation, and the Board of Directors of the Corporation hereby affixes the designation, powers, preferences and relative, participating, optional and other special rights, in the qualifications, limitations or restrictions thereof of the Series A Preferred Stock as follows:
1. Dividend Provisions. The holders of shares of Series A Preferred Stock and common stock shall be entitled to receive dividends, out of any assets legally available therefore, on a pro rata basis based on the number of shares of common stock held by each such holder plus the additional number of shares of common stock that would be held by each such holder if all such Series A Preferred Stock was converted to common stock (such aggregate number calculated on an “As-If-Converted Basis”), payable when, as and if declared by the Board of Directors.
2. Liquidation Preference.
A. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Holders will be entitled to receive, subject to the terms and conditions below with respect to the Series B Preferred Stock, and prior and in preference to any distribution of any of the assets of the Corporation to the holders of common stock, by reason of their ownership thereof, a total amount per share equal to the sum of (i) $2,000.00 for each outstanding share of Series A Preferred Stock and (ii) an amount equal to declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like) payable as set forth below in this Section 2(a). With respect to the Series B Preferred Stock, any payments in liquidation, dissolution or winding up of the Corporation will first be made so that the holders of the Series B Preferred Stock will receive $1,000 per share, then next the holders of the Series A Preferred Stock will receive $1,000 per share and then the holders of the Series B Preferred Stock and the holders of the Series A Preferred Stock will receive the next proceeds ratably until the holders of the Series B Preferred Stock and the holders of the Series A Preferred Stock receive a total of $2,000 per share (including the initial $1,000 payments), plus an amount equal to declared but unpaid dividends on such shares. If upon the occurrence of such event, the assets and funds thus distributed among the Holders shall be insufficient to permit the payment to the Holders of at least $1,000 per share, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the Holders pro rata based upon the number of shares of Series B Preferred Stock held by each Holder.
B. Upon the completion of the distribution required by subsection (a) of this Section 2, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of Series A Preferred Stock, the Series B Preferred Stock and common stock pro rata based on the number of shares of common stock held by each (on an As-If-Converted Basis), without regard to any assets or proceeds distributed to the holders of Series A Preferred Stock pursuant to subsection 2(a).
(1) The amount deemed paid or distributed to holders of Series A Preferred Stock in any of such events, if the amount paid or distributed is other than cash, shall be the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.
3. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
A. Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, into such number of fully paid and nonassessable shares of common stock as is determined by multiplying such share by the ratio that is equal to (x) the price paid for such share by the holder to whom such share was issued by the Corporation (the “Original Series A Issue Price”) divided by (y) the Series A Conversion Price (the “Series A Conversion Ratio”), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion, at any time after the earlier of (i) the date on which the Registration Statement referenced in subsection 3(g) is declared effective by the Securities and Exchange Commission (the “SEC”), or (ii) March 21, 2003. The initial Series A Conversion Price per share shall be $1.00. However, the Series A Conversion Price shall be subject to adjustment as set forth in subsection 3(d).
B. Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of common stock at the Series A Conversion Ratio then in effect immediately upon the earlier of (i) the Corporation’s sale of its common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, the public offering price of which is not less than $5.00 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like) and $25,000,000 in the aggregate, or (ii) the date specified by written consent or agreement of the holders of not less than 80% of the then outstanding shares of Series A Preferred Stock.
C. Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of common stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the number of shares of Series A Preferred Stock to be converted and of the election to convert the same, and shall state therein the name or names in which the certificate or certificates for the shares of common stock are to be issued. The Corporation shall pay any issue and transfer taxes that may be payable in respect of any issue or delivery of shares of common stock on conversion of Series A Preferred Stock pursuant hereto. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of common stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date such holder gives written notice of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of common stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the common stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.
D. Conversion Price Adjustments of Series A Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:
(1) In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of common stock or the determination of holders of common stock entitled to receive a dividend or other distribution payable in additional shares of common stock or Common Stock Equivalents without payment of any consideration by such holder for the additional shares of common stock or the Common Stock Equivalents (including the additional shares of common stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the Series A Conversion Ratio shall be increased in proportion to such increase of the aggregate of shares of common stock outstanding and those issuable with respect to such Common Stock Equivalents.
(2) If the number of shares of common stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of common stock, then, following the record date of such combination, the Series A Conversion Price shall be appropriately increased so that the Series A Conversion Ratio shall be decreased in proportion to such decrease in outstanding shares.
E. Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(d)(i), then, in each such case for the purpose of this subsection 3(e), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the maximum number of shares of common stock of the Corporation into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of common stock of the Corporation entitled to receive such distribution.
F. Recapitalizations. If at any time or from time to time there shall be a recapitalization of the common stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or Section 2) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of common stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Series A Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.
G. Registration Statement.
(1) The Corporation shall use commercially reasonable best efforts to (A) cause its 2001 Audit (as defined below) to be completed and delivered to the Corporation, (B) prepare and file with the SEC a registration statement with respect to the common stock issuable upon conversion of the Series A Preferred Stock (the “Registration Statement”), (C) cause such

Registration Statement to become effective, and (D) keep such Registration Statement effective for a period ending on the earlier of (I) the conversion of all outstanding shares of Series A Preferred Stock into common stock or (II) when resales of the common stock issuable upon conversion of the Series A Preferred Stock may be resold pursuant to Rule 144 promulgated under the Securities Act. As used herein, the “2001 Audit” means an income statement and statement of cash flows for the Corporation for the year ended December 31, 2001, and a balance sheet and statement of shareholder’s equity for the Corporation as of the year ended December 31, 2001, audited and certified by independent public accountants selected by the Corporation.
(2) If the Registration Statement is not filed with the SEC on or before the later of (A) 30 days after the last closing of the sale of the Series A Preferred Stock anticipated to take place on December 5, 2002, or (B) 15 days after the Corporation’s receipt of the 2001 Audit, the Series A Conversion Price will be reduced to $0.75.
(3) If the Registration Statement is not declared effective by the SEC on or before 90 days after the filing of such Registration Statement, the Series A Conversion Price will be reduced to $0.75.
(4) The adjustments to the Series A Conversion Price provided for in subsections 3(g)(ii) and 3(g)(iii) shall not apply in the event that the Corporation’s failure to file the Registration Statement, or to cause the Registration Statement to become effective, or to keep such Registration Statement effective for the period stated in subsection 3(g)(i), is primarily or substantially caused by any material change after the Purchase Date in the Securities Act, the Securities Exchange Act of 1934, as amended, or any rule or regulation promulgated by the SEC which requires substantial additions to, or revisions of, the Registration Statement, or caused by any other factors beyond the reasonable control of the Corporation, such as closure of the SEC due to acts of terrorism or federal budget stalemates, or the failure of a selling security holder to furnish to the Corporation such information regarding itself, the securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such securities or, if required by the managing underwriter in the event of any underwritten public offering, the failure of a selling security holder to enter into and perform its obligations under an underwriting agreement in usual and customary form with the managing underwriter of such offering.
(5) The Corporation also shall use commercially reasonable best efforts to cause the common stock to be listed on the NASDAQ Bulletin Board or the Small Cap Market.
H. No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.
I. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Series A Conversion Price at the time in effect, and (iii) the number of shares of common stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A Preferred Stock.

4. Preemptive Right for Dilutive Issuance.
A. Dilutive Events. If the Corporation should propose to offer after the date upon which any shares of Series A Preferred Stock were first issued (the “Purchase Date”), any securities without consideration or for a consideration per shares less than the Series A Conversion Price in effect immediately prior to the issuance of such securities (a “Dilutive Price”), each Series A Preferred holder shall, one time, have the Right (as defined below) to participate in the offering which results in the Dilutive Price.
B. Definitions.
(1) “Basic Subscription Privilege” means the right of Eligible Rights Holders to subscribe for and purchase securities in the Dilutive Price offering proposed by the Corporation on a pro rata basis with all other Eligible Rights Holders as set forth in the Offering Notice.
(2) “Eligible Rights Holders” means all Corporation record holders of Series A and/or Series B Preferred Shares at the time of an outstanding Offering Notice.
(3) “Offering Period” means the period set forth on each Offering Notice.
(4) “Over-Subscription Privilege” means the right to subscribe for and purchase securities in each proposed private placement not purchased by other Eligible Rights Holders, provided that and Eligible Rights Holder may exercise the Over-Subscription Privilege only if the Eligible Rights Holder exercised the Basic Subscription Privilege in full.
(5) “Rights” means one Right for each Series A and Series B Preferred Share owned, each of which entitles Eligible Rights Holders to subscribe for and purchase his/her/its allotment of any private offering of securities of the Corporation.
(6) “Termination Date” means the expiration date set forth in the Offering Notice.
C. Exercise of Rights.
(1) Grant of Participation Rights. Each Eligible Rights Holder is hereby granted the right to participate in the Dilutive Price offering of the Corporation’s securities which may be proposed by the Corporation on or after the date of the approval of an amendment to the Corporation’s Certificate of Incorporation which includes these Rights.
(2) Manner of Exercise. The Rights are exercisable as follows:
(i) Notice of Offering. The Corporation shall not engage in any capital raising activities through the sale of its securities without first giving 30 days prior notice to each Eligible Rights Holder (“Offering Notice”) which notice shall set forth (i) the name and a description of the security being proposed for offering; (ii) the terms and conditions of the proposed offering including the offering price; (iii) the minimum and maximum offering; (iv) a complete description of all other terms of the offering; (v) each Eligible Rights Holder’s Basic Subscription Privilege; and (vi) a copy of any private placement memorandum, term sheet or summary of the offering proposed to be used by the Corporation in furtherance of the offering.
(ii) Manner of Exercise. To participate each Eligible Rights Holder will be required to execute a subscription agreement and an accredited investor questionnaire and tender to the Corporation as part of the subscription procedure the full purchase price for the amount of the offering the Eligible Rights Holder desires to participate in. Each Eligible Rights Holder will be initially permitted to participate up to the Basic Subscription Privilege. To participate, each Eligible Rights Holder must be able to establish that he, she, it is an accredited investor at the time of subscribing for the purchase of the newly issued securities as a condition precedent to such participation. Once the Corporation has received all subscriptions during the Offering Period and assuming that the participation by the Eligible Rights Holder is adequate to meet the minimum offering threshold, the Corporation will accept the subscription price and issue to each Eligible Rights Holder the appropriate number of securities subscribed for by that Eligible Rights Holder.

(iii) Over Subscription Right. If the entire offering is not sold during the Offering Period, and any Eligible Rights Holder has properly exercised the Over Subscription Privilege, the Corporation and/or its transfer agent will thereafter calculate the total number of additional securities available for sale in the proposed offering and distribute to those Eligible Rights Holders who have properly exercised the Over Subscription Privilege, the number of additional securities over subscribed for. Should the Corporation have received over-subscriptions for an amount in excess of the balance of the proposed offering, the Corporation may either: (i) increase the offering to accommodate all over subscriptions received or (ii) issue the over-subscribed shares to the Eligible rights holder seeking over-subscriptions pro rata based on the total number of securities in the over-subscription pool divided by the number of securities over-subscribed for and multiplying that fraction times each over-subscribing Rights Holders over-subscription request. No securities over-subscribed for will be issued until paid for in full by the Eligible Rights Holder and executing the over-subscription request will create a subscription receivable payable to the Corporation upon notice to the over-subscribing Eligible Rights Holder of the allotment being provided to the over-subscribing Eligible Rights Holder which is enforceable in accordance with the terms of the over-subscription agreement.
D. Time of Exercise. Each Offering Notice will include the Termination Date of the offering after which time no Eligible Rights Holder will be permitted to subscribe for securities in that particular offering. No subscription will be deemed to have been tendered to the Corporation unless the subscription price for the securities to be purchased is paid in full at the time of submitting the subscription agreement.
E. Unsubscribed Securities. Any securities which remain unsold after the close of the Offering Period may be sold by the Corporation to any other party without further regard to these Participation Rights.
F. Termination of Rights. The Participation Rights shall not expire until all shares of Series A and Series B Preferred Shares have been converted to Common Stock or have been or required to have been converted to Common Stock whether or not the holder tendered his, her or its Series A or Series B certificate for such conversion. Only the record holder of the Series A and/or Series B Preferred Shares of the Corporation is entitled to participate in the rights which are automatically assigned to the purchaser for value of said Series A and/or Series B Preferred Shares once the purchaser becomes the record holder.
5. Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
6. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of the such Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles of Incorporation.

7. Notices. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.
8. Voting Rights. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of common stock into which such Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of common stock, with respect to any question upon which holders of common stock have the right to vote, except as provided herein or as otherwise required by law. Fractional votes shall not, however, be permitted and any fractional voting rights available on an As-If-Converted Basis (after aggregating all shares into which shares of Series A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).
9. Priority. The Series A Preferred stock shall rank, with respect to all dividends of the Company, senior to common stock and equal to all other series of Preferred stock hereafter created by the Board of Directors. The Series A Preferred stock shall rank senior to the common stock with respect to all distributions of the Company but if deemed appropriate by the Board of Directors, it may approve a new issue of preferred shares that may be senior to the Series A Preferred shareholders with respect to preferences in liquidation and other distributions.
10. Financial Statements. For so long as at least 10% of the Series A Preferred Stock issued on the Purchase Date remains outstanding, the Corporation shall deliver to each holder of Series A Preferred Stock:
A. as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Corporation, an income statement and statement of cash flows for the Corporation for such year, and a balance sheet and statement of shareholder’s equity for the Corporation for such year, audited and certified by independent public accountants selected by the Corporation;
B. as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Corporation, an unaudited income statement and unaudited statement of cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter.
11. No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.
12. Covenant. The Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of more than 50% of the outstanding shares of Series A Preferred Stock, amend, supplement, or modify this Certificate of Designation or otherwise alter or change the terms, rights, preferences or privileges of the Series A Preferred Stock.
4.3 Designation of Rights and Preferences of Series B Convertible Preferred Stock
The Board of Directors of the Corporation designates and creates a total of Twenty Thousand (20,000) shares of “Series B Convertible Preferred Stock” from the authorized but unissued preferred stock of the Corporation, and the Board of Directors of the Corporation hereby affixes the designation, powers, preferences and relative, participating, optional and other special rights, in the qualifications, limitations or restrictions thereof of the Series B Convertible Preferred Stock as follows:
1. Dividend Provisions. The holders of shares of Series B Preferred Stock (the “Holder” or “Holders”) will be entitled to receive dividends, out of any assets legally available therefore, on a pro rata basis based on the number of shares of common stock that would be held by each Holder if all such Series B Preferred Stock were converted to common stock (such aggregate number calculated on an “As-If-Converted Basis”), payable when, as and if declared by the Board of Directors. The holders of common stock and the holders of Series A Preferred Stock will be entitled to receive dividends on a parity with the Holders, but for so long as any Series B Preferred Stock is outstanding, the Corporation will not declare or pay any dividend or make any distribution on an series of stock that is junior to the Series B Preferred or stock that is on a parity with the Series B Preferred, whether the dividend is in cash, property or other form.
2. Liquidation Preference.
(a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Holders will be entitled to receive, subject to the terms and conditions below with respect to the Series A Preferred Stock, and prior and in preference to any distribution of any of the assets of the Corporation to the holders of common stock, by reason of their ownership thereof, a total amount per share equal to the sum of (i) $2,000.00 for each outstanding share of Series B Preferred Stock and (ii) an amount equal to declared but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like) payable as set forth below in this Section 2(a). With respect to the Series A Preferred Stock, any payments in liquidation, dissolution or winding up of the Corporation will first be made so that the Holders will receive $1,000 per share, then next the holders of the Series A Preferred Stock will receive $1,000 per share and then the Holders and the holders of the Series A Preferred Stock will receive the next proceeds ratably until the Holders and the holders of the Series A Preferred Stock receive a total of $2,000 per share (including the initial $1,000 payments), plus an amount equal to declared but unpaid dividends on such shares. If upon the occurrence of such event, the assets and funds thus distributed among the Holders shall be insufficient to permit the payment to the Holders of at least $1,000 per share, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the Holders pro rata based upon the number of shares of Series B Preferred Stock held by each Holder.
(b) Upon the completion of the distributions required by subsection (a) of this Section 2, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the Holders, the holders of the Series A Preferred Stock and common stock pro rata based on the number of shares of common stock held by each (on an As-If-Converted Basis), without regard to any assets or proceeds distributed to the Holders and the holders of Series A Preferred Stock pursuant to subsection 2(a). For purposes of this Section 2, a liquidation, dissolution or winding up of the Corporation shall be only at that time the Board of Directors and the Shareholders determine in accordance with the laws of the State of Delaware to wind up and terminate the existence of the Corporation. The amount deemed paid or distributed to Holders in any of such events, if the amount paid or distributed is other than cash, shall be the value of the property, rights or securities paid or distributed to the Holders by the Corporation or the acquiring person, firm or entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation.
3. Conversion. The Holders shall have conversion rights as follows (the “Conversion Rights”):
(a) Right to Convert. At any time after the issuance of the Series B Preferred Stock, each share of Series B Preferred Stock shall be convertible, at the option of the Holder thereof, into such number of fully paid and nonassessable shares of common stock as is determined by multiplying such share by the ratio that is equal to (x) the price paid for such share by the Holder to whom such share was issued by the Corporation (the “Original Series B Issue Price”) divided by (y) the Series B Conversion Price (the “Series B Conversion Ratio”), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion The initial Series B Conversion Price per share shall be $0.75. The Series B Conversion Price will be subject to adjustment as set forth in subsection 3(d).
(b) Automatic Conversion. Each share of Series B Preferred Stock shall automatically be converted into shares of common stock at the Series B Conversion Ratio then in effect immediately upon the earlier of (i) the Corporation’s sale of its common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, the public offering price of which is not less than $5.00 per share (as adjusted for any stock splits, stock dividends, recapitalizations or the like) and $25,000,000 in the aggregate, or (ii) the date specified by written consent or agreement of the Holders of not less than 80% of the then outstanding shares of Series B Preferred Stock.

(c) Mechanics of Conversion. Before any Holder will be entitled to convert the same into shares of common stock, such Holder shall surrender the certificate or certificates therefor, duly endorsed, along with the Notice of Conversion which is attached as Exhibit A hereto, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and will give written notice to the Corporation at its principal corporate office, of the number of shares of Series B Preferred Stock to be converted and of the election to convert the same, and shall state therein the name or names in which the certificate or certificates for the shares of common stock are to be issued. The Corporation will pay any issue and transfer taxes that may be payable in respect of any issue or delivery of shares of common stock on conversion of Series B Preferred Stock pursuant hereto. The Corporation will, as soon as practicable thereafter, issue and deliver at such office to such Holder, or to the nominee or nominees of such Holder, a certificate or certificates for the number of shares of common stock to which such Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date such Holder gives written notice of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of common stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of common stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any Holder tendering Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the common stock upon conversion of the Series B Preferred Stock will not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.
(d) Conversion Price Adjustments of Series B Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:
(i) In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of common stock or the determination of holders of common stock entitled to receive a dividend or other distribution payable in additional shares of common stock or Common Stock Equivalents without payment of any consideration by such holder for the additional shares of common stock or the Common Stock Equivalents (including the additional shares of common stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the Series B Conversion Ratio shall be increased in proportion to such increase of the aggregate of shares of common stock outstanding and those issuable with respect to such Common Stock Equivalents.
(ii) If the number of shares of common stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of common stock, then, following the record date of such combination, the Series B Conversion Price shall be appropriately increased so that the Series B Conversion Ratio shall be decreased in proportion to such decrease in outstanding shares.
(e) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(d)(i), then, in each such case for the purpose of this subsection 3(e), the Holders shall be entitled to a proportionate share of any such distribution as though they were the holders of the maximum number of shares of common stock of the Corporation into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of common stock of the Corporation entitled to receive such distribution.
(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the common stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or Section 2) provision shall be made so that the Holders shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of common stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holders after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Series B Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(g) No Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Holders against impairment.
(h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series B Preferred Stock pursuant to this Section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Series B Conversion Price at the time in effect, and (iii) the number of shares of common stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series B Preferred Stock.
4. Preemptive Right for Dilutive Issuance.
(a) Dilutive Events. If the Corporation should propose to offer after the date upon which any shares of Series B Preferred Stock were first issued (the “Purchase Date”), any securities without consideration or for a consideration per shares less than the Series B Conversion Price in effect immediately prior to the issuance of such securities (a “Dilutive Price”), each Series B Preferred holder shall, one time, have the Right (as defined below) to participate in the offering which results in the Dilutive Price.
(b) Definitions.
(i) “Basic Subscription Privilege” means the right of Eligible Rights Holders to subscribe for and purchase securities in the Dilutive Price offering proposed by the Corporation on a pro rata basis with all other Eligible Rights Holders as set forth in the Offering Notice.
(ii) “Eligible Rights Holders” means all Corporation record holders of Series A and/or Series B Preferred Shares at the time of an outstanding Offering Notice.
(iii) “Offering Period” means the period set forth on each Offering Notice.
(iv) “Over-Subscription Privilege” means the right to subscribe for and purchase securities in each proposed private placement not purchased by other Eligible Rights Holders, provided that and Eligible Rights Holder may exercise the Over-Subscription Privilege only if the Eligible Rights Holder exercised the Basic Subscription Privilege in full.
(v) “Rights” means one Right for each Series A and Series B Preferred Share owned, each of which entitles Eligible Rights Holders to subscribe for and purchase his/her/its allotment of any private offering of securities of the Corporation.
(vi) “Termination Date” means the expiration date set forth in the Offering Notice.
(c) Exercise of Rights.
(i) Grant of Participation Rights. Each Eligible Rights Holder is hereby granted the right to participate in the Dilutive Price offering of the Corporation’s securities which may be proposed by the Corporation on or after the date of the approval of an amendment to the Corporation’s Certificate of Incorporation which includes these Rights.

(ii) Manner of Exercise. The Rights are exercisable as follows:
(A) Notice of Offering. The Corporation shall not engage in any capital raising activities through the sale of its securities without first giving 30 days prior notice to each Eligible Rights Holder (“Offering Notice”) which notice shall set forth (i) the name and a description of the security being proposed for offering; (ii) the terms and conditions of the proposed offering including the offering price; (iii) the minimum and maximum offering; (iv) a complete description of all other terms of the offering; (v) each Eligible Rights Holder’s Basic Subscription Privilege; and (vi) a copy of any private placement memorandum, term sheet or summary of the offering proposed to be used by the Corporation in furtherance of the offering.
(B) Manner of Exercise. To participate each Eligible Rights Holder will be required to execute a subscription agreement and an accredited investor questionnaire and tender to the Corporation as part of the subscription procedure the full purchase price for the amount of the offering the Eligible Rights Holder desires to participate in. Each Eligible Rights Holder will be initially permitted to participate up to the Basic Subscription Privilege. To participate, each Eligible Rights Holder must be able to establish that he, she, it is an accredited investor at the time of subscribing for the purchase of the newly issued securities as a condition precedent to such participation. Once the Corporation has received all subscriptions during the Offering Period and assuming that the participation by the Eligible Rights Holder is adequate to meet the minimum offering threshold, the Corporation will accept the subscription price and issue to each Eligible Rights Holder the appropriate number of securities subscribed for by that Eligible Rights Holder.
(C) Over Subscription Right. If the entire offering is not sold during the Offering Period, and any Eligible Rights Holder has properly exercised the Over Subscription Privilege, the Corporation and/or its transfer agent will thereafter calculate the total number of additional securities available for sale in the proposed offering and distribute to those Eligible Rights Holders who have properly exercised the Over Subscription Privilege, the number of additional securities over subscribed for. Should the Corporation have received over-subscriptions for an amount in excess of the balance of the proposed offering, the Corporation may either: (i) increase the offering to accommodate all over subscriptions received or (ii) issue the over-subscribed shares to the Eligible rights holder seeking over-subscriptions pro rata based on the total number of securities in the over-subscription pool divided by the number of securities over-subscribed for and multiplying that fraction times each over-subscribing Rights Holders over-subscription request. No securities over-subscribed for will be issued until paid for in full by the Eligible Rights Holder and executing the over-subscription request will create a subscription receivable payable to the Corporation upon notice to the over-subscribing Eligible Rights Holder of the allotment being provided to the over-subscribing Eligible Rights Holder which is enforceable in accordance with the terms of the over-subscription agreement.
(d) Time of Exercise. Each Offering Notice will include the Termination Date of the offering after which time no Eligible Rights Holder will be permitted to subscribe for securities in that particular offering. No subscription will be deemed to have been tendered to the Corporation unless the subscription price for the securities to be purchased is paid in full at the time of submitting the subscription agreement.
(e) Unsubscribed Securities. Any securities which remain unsold after the close of the Offering Period may be sold by the Corporation to any other party without further regard to these Participation Rights.
(f) Termination of Rights. The Participation Rights shall not expire until all shares of Series A and Series B Preferred Shares have been converted to Common Stock or have been or required to have been converted to Common Stock whether or not the holder tendered his, her or its Series A or Series B certificate for such conversion. Only the record holder of the Series A and/or Series B Preferred Shares of the Corporation is entitled to participate in the rights which are automatically assigned to the purchaser for value of said Series A and/or Series B Preferred Shares once the purchaser becomes the record holder.
5. Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each Holder, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

6. Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, in addition to such other remedies as shall be available to the Holder, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles of Incorporation.
7. Notices. Any notice required by the provisions of this Section 3 to be given to the Holders shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each Holder of record at his address appearing on the books of the Corporation.
8. Voting Rights. The Holder of each share of Series B Preferred Stock shall have the right to one vote for each share of common stock into which such Series B Preferred Stock could then be converted, and with respect to such vote, such Holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders’ meeting in accordance with the by-laws of the Corporation, and shall be entitled to vote, together with holders of common stock, with respect to any question upon which holders of common stock have the right to vote, except as provided herein or as otherwise required by law. Fractional votes shall not, however, be permitted and any fractional voting rights available on an As-If-Converted Basis (after aggregating all shares into which shares of Series B Preferred Stock held by each Holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).
9. Priority. The Series B Preferred Stock shall rank, with respect to all dividends and distributions of the Corporation, senior to the Series A Preferred Stock and the common stock and all other series of preferred stock of the Corporation hereafter created by the Board of Directors.
10. Financial Statements. For so long as at least 10% of the Series B Preferred Stock issued on the Purchase Date remains outstanding, the Corporation shall deliver to each Holder:
(a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Corporation, an income statement and statement of cash flows for the Corporation for such year, and a balance sheet and statement of shareholder’s equity for the Corporation for such year, audited and certified by independent public accountants selected by the Corporation;
(b) as soon as practicable, but in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Corporation, an unaudited income statement and unaudited statement of cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter.
11. No Reissuance of Series B Preferred Stock. No share or shares of Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.
12. Covenant. The Corporation shall not, without first obtaining the affirmative vote or written consent of the Holders of more than 50% of the outstanding shares of Series B Preferred Stock, amend, supplement, or modify this Certificate of Designation or otherwise alter or change the terms, rights, preferences or privileges of the Series B Preferred Stock.

ARTICLE V
PREEMPTIVE RIGHTS
A shareholder of the corporation shall not be entitled to a preemptive right to purchase, subscribe for, or otherwise acquire any unissued or treasury shares of stock of the corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares, or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.
ARTICLE VI
CUMULATIVE VOTING
The shareholders shall not be entitled to cumulative voting.

ARTICLE VII
SHARE TRANSFER RESTRICTIONS
The corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The Board of Directors is hereby authorized on behalf of the corporation to exercise the corporation’s right to so impose such restrictions.
ARTICLE VIII
REGISTERED OFFICE AND AGENT
The address of the corporation’s registered office in Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808, and the name of the registered agent at such address is Corporation Service Company. Either the registered office or the registered agent may be changed in the manner provided by law.
ARTICLE IX
INDEMNIFICATION/LIMITATION OF LIABILITY
1. Mandatory Indemnification. The corporation shall indemnify its directors, officers, employees, fiduciaries, and agents to the full extent permitted by the Delaware General Corporation Law as it may be amended from time to time.
2. Indemnification Not Exclusive Right. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.
3. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him or her against such liability under provisions of this Article.
4. Limit on Director Liability. To the maximum extent permitted by Section 102 (b) (7) of the General Corporation Law of Delaware, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for negligence or breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
ARTICLE X
TRANSACTIONS WITH INTERESTED DIRECTORS
No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers are financially interested shall be either void or voidable solely because of such relationship or interest, or solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or solely because their votes are counted for such purpose if:

1. The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors;
2. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or
3. The contract or transaction is fair and reasonable to the corporation.
Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.
The officers, directors and other members of management of this corporation shall be subject to the doctrine of “corporate opportunities” only insofar as it applies to business opportunities in which this corporation has expressed an interest as determined from time to time by this corporation’s Board of Directors as evidenced by resolutions appearing in the corporation’s minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as this corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any officer, director or other member of management of this corporation to continue a business existing prior to the time that such area of interest is designated by the corporation. This provision shall not be construed to release any employee of this corporation (other than an officer, director or member of management) from any duties which he may have to this corporation.
ARTICLE XI
MANAGEMENT
For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its shareholders or any class thereof, as the case may be, it is further provided that:
1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors;
2. The Board of Directors may from time to time make, amend, supplement or repeal the bylaws; provided, however, that the shareholders may change or repeal any bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the corporation; and, provided further, that no amendment or supplement to the bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the shareholders;
3. The directors of the corporation need not be elected by written ballot unless the bylaws so provide; and
4. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareholders herein are granted subject to this right.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of this 8 day of November, 2006.
/s/ Randy S. Bayne
Randy S. Bayne, President

State of Texas	}
County of Harris	} ss.
City of Houston	}
On this 8 day of November, 2006, before me Crystal Dawn Wallace the undersigned officer, personally appeared Randy S. Bayne, known personally to me to be the President of Remote Knowledge, Inc. and acknowledged that he, as an officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as an officer.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal.
/s/ Crystal Dawn Wallace
Notary Public/Commissioner of Oaths
My Commission expires July 6, 2010